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                                                                    EXHIBIT 10.1


                              AMENDED AND RESTATED
                          KENDLE SHAREHOLDER AGREEMENT


      THIS AMENDED AND RESTATED KENDLE SHAREHOLDER AGREEMENT (this "Agreement") is made as of this 26th day of June, 1997, among CANDANCE KENDLE BRYAN and CHRISTOPHER C. BERGEN (collectively, the "Founding Shareholders"), HAZEL KENDLE, NATIONSBANC INVESTMENT CORPORATION, a Delaware corporation ("NationsBanc"), TIMOTHY M. MOONEY, as Trustee under the Kendle Stock Trust dated December 28, 1996 ("Trustee") (the Founding Shareholders, Hazel Kendle, NationsBanc and Trustee are referred to herein collectively as the "Shareholders" and individually as a "Shareholder"), and KENDLE INTERNATIONAL INC., an Ohio corporation (formerly known as Kendle Research Associates, Inc.) ("Kendle").

                                   Background

      A. This Agreement amends and restates in its entirety the Kendle Shareholder Agreement entered into on December 29, 1996, among the Founding Shareholders, Trustee and Kendle ("Original Shareholder Agreement").

      B. On December 29, 1996, the Founding Shareholders transferred to Trustee stock in Kendle. As a condition of such transfer, the Founding Shareholders required the execution of the Original Shareholder Agreement and that such stock transferred to Trustee (and any additional stock acquired by Trustee) be subject to a right of first refusal and certain other rights as provided herein.

      C. In connection with the consummation of the Investment Agreement between Kendle and NationsBanc of even date herewith ("Investment Agreement"), Kendle has agreed to (i) issue Common Stock Purchase Warrant ("Warrant") entitling NationsBanc to purchase shares of Kendle's common stock, no par value per share ("Common Stock"), and (ii) amend and restate the Original Shareholder Agreement to provide NationsBanc and the other Shareholders with certain rights and benefits.

      In consideration of the premises and the covenants and undertakings hereinafter set forth, the parties hereto agree as follows:

      1. PRESENT SHAREHOLDERS. Kendle represents that, as of the date hereof, all of the shareholders of Kendle (and their respective ownership of Common Stock on a fully diluted basis assuming exercise of all vested and exercisable options to purchase Common Stock) are as set forth on Schedule 1 attached hereto.
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      2.    TRANSFER RESTRICTIONS ON SHARES.

            (a) Permitted Transfers. A Shareholder may transfer all or a portion of its shares of Common Stock, the Warrant and shares of Common Stock underlying the Warrant (collectively, the "Shares") to a spouse or children or to a trust for the benefit of the Shareholder, a spouse or children (provided any such transfer to a trust must be to a qualified trust which will not cause a termination of Kendle's Subchapter S Corporation status under the Internal Revenue Code (the "Code"); provided, however, that a condition to any such transfer, the transferee must agree in writing that it, its heirs, successors and assigns, shall be subject to and bound by the provisions of this Agreement.

            (b)   Right of First Refusal.

                  (i) Offer to Sell Shares. Except as provided in Section 2(a) above, if any Shareholder (such Shareholder being hereinafter referred to as the "Selling Shareholder") shall desire to sell all or any of the Shares now owned or hereafter acquired by it, it must first receive a bona fide written offer to purchase such Shares and then deliver to Kendle and the other Shareholders a written notice ("Notice") containing the following information:

                        (1) The name and address of the prospective purchaser of
            such Shares;

                        (2) The number of Shares that the Selling Shareholder
            desire to sell;

                        (3) The price being offered to the Selling Shareholder
            and the terms of payment, and any other terms of such offer; and

                        (4) The proposed closing date for the transaction, which
            shall be within not less than sixty (60) nor more than one hundred twenty (120) days after the date of delivery of the Notice.

For a period of thirty (30) days after the giving of the Notice by the Selling Shareholder and subject to contractual restrictions on the Company, Kendle shall have the option, exercisable in whole or in part by notice in writing to the Selling Shareholder and to each of the other Shareholders, to purchase the Shares that are proposed to be sold, at the price and upon the terms set forth in the Notice. The Selling Shareholder shall have no right to vote as a shareholder or director on the decision to exercise such option, and action on such option may be taken by the holders of a majority of the outstanding Shares, exclusive of the Shares held by the Selling Shareholder. A failure by Kendle to give written notice of exercise during such period shall be deemed a rejection by Kendle of its option to purchase.

                  (ii) Offer to Other Shareholders. If Kendle does not exercise the option granted to it above with respect to any of the Shares that the Selling Shareholder desires to sell
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hereunder, each of the other Shareholders shall then have the option to purchase its pro rata portion of the Shares that will not be purchased by Kendle (based on the number of Shares owned by such Shareholder (assuming exercise of the Warrant) in relation to the total number of Shares outstanding, less all of the Shares owned by the Selling Shareholder), at the price and upon the terms set forth in the Notice. Such options shall be exercisable by written notice to the Selling Shareholder and to each of the other Shareholders for a period of twenty
(20) days from the date of express rejection by Kendle of its option to purchase or the date of expiration of Kendle's option, whichever is earlier. A failure by a Shareholder to give written notice of exercise within such twenty (20) day period shall be deemed a rejection by such Shareholder of its option to purchase. If any Shareholder does not exercise its option to purchase all of the Shares to which it is first entitled, each remaining Shareholder shall then have the option to purchase all or any portion of the Shares that will not be purchased by the Shareholders first entitled hereto, which option shall be exercisable by notice in writing to the Selling Shareholder and to each of the other Shareholder within ten (10) days after the date of express rejection by such Shareholders or the expiration of the options to the Shareholders who did not elect to purchase such Shares, whichever is earlier. If more than one (1) Shareholder exercises this option, the Shares available for purchase shall be allocated pro rata among the Shareholders desiring to purchase such Shares, which allocation shall be based on the number of Shares owned by each such Shareholder in relation to the total number of Shares outstanding, less all of the Shares owned by the Selling Shareholder, and less of the Shares owned by any Shareholder who does not exercise its option to purchase any such unpurchased Shares. In determining the pro rata portion of the Shares that any Shareholder is entitled to purchase, the Shares owned by a Shareholder shall be neither increased nor decreased by reason of any Shares to be purchased from or sold by the Selling Shareholder.

                  (iii) Non-Cash Consideration for Shares. If any consideration to be received by a Selling Shareholder from a prospective purchaser of its Shares, as identified in a Notice given in compliance herewith, is property other than cash, then the price per share for such Shares shall be measured to that extent by the fair market value (determined as hereinafter provided) of such non-cash consideration. If non-cash consideration has been offered to a Selling Shareholder, Kendle and the other Shareholders, if such parties or any of the exercise their option(s) to purchase the Selling Shareholder's Shares, may deliver to the Selling Shareholder, in payment of the non-cash portion of the purchase price for the Shares proposed to be sold, an amount of cash equal to the fair market value of the non-cash consideration that has been offered to the Selling Shareholder. For purposes hereof, the "fair market value" of non-cash consideration shall in each case be agreed upon by the Selling Shareholder and the party purchasing its Shares as provided in this Agreement, or, in the absence of such agreement, such "fair market value" shall be determined by an appraisal thereof by three (3) independent qualified appraisers, one being selected by the Selling Shareholder, one (1) being selected by the party hereto desiring to purchase the Selling Shareholder's Shares, and the third appraiser being chose by the two (2) appraisers thus chosen. The cost of any such appraisal shall be borne equally by the parties to the appraisal proceeding. Any closing provided for herein may be extended for such reasonable period of time as may be necessary in order for a required appraisal to be completed. In the even of an appraisal pursuant to this Section 2, the parties agree to be bound thereby.
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            (iv) Closings If Kendle or any Shareholder shall exercise an option to purchase granted to such parties in this Section 2, the closing of the purchase and sale transaction shall be held at the principal office of Kendle on a date designated by the purchaser or purchasers, which date in no event shall be later than ninety (90) days after the Selling Shareholder gives the Notice. If there is more than one (1) purchaser of the Shares being sold, the Selling Shareholder may require that all purchases close concurrently on the same date.

            (v) Right to Transfer. if Kendle and the other Shareholders do not elect to purchase all of the Shares that a Selling Shareholder desire to sell, no election to purchase a portion of such Shares shall be effective, and the Selling Shareholder shall have the right to sell all, but not less than all, of the Shares covered by the bona fide offer to the prospective purchaser named in the Notice, (2) Section 2(a)(iv) above and (3) Section 2 (a)(vi) below. In addition, as a condition to any such sale, the purchaser of the Shares must agree in writing that it, its heirs, successors and assigns, shall be subject to and bound by the provisions of this Agreement.

            (vi) Right to Co-Sale. In the event the Selling Shareholder proposes to dispose of its Shares to a third party, except as permitted under this
Section 2(b), the other Shareholder shall have the right to offer and sell a proportionate number of Shares to the third party acquiring the Selling Shareholder's Shares, on the same price and on the same terms as outlined in the Notice (the "Co-Sale Right"), in accordance with the following procedure:

                  (1) The Selling Shareholder shall, prior to sale, give notice to the other Shareholders of their Co-Sale Right.

                  (2) The other Shareholder shall have fifteen (15) days after receipt of such notice to determine if they desire to offer Shares to the third party acquiring the Selling Shareholder's Shares. In the event any Shareholder elects not to exercise its Co-Sale Right and offer and sell its proportionate interest, the remaining Shareholders, other than the Selling Shareholder, shall be entitled for sale such Shares on a pro rata basis.

            (vii) Prohibited Transfers Void. Any purported transfer of Shares in violation of this Agreement shall be void and shall not transfer any interest or title to any Shares to the purported transferee. Kendle shall not be required to transfer on its books any Shares sold or transferred in violation of any of the provisions set forth in this Agreement or to treat as owner of those Shares or to pay dividends to any transferee to whom any of those Shares shall have been so sold or transferred.

      (c) Special Purchase Right Upon Private Sale by Founding Shareholders.

            (i) Purchase of Shares from Trustee. Notwithstanding Section 2(b), in the event the Founding Shareholders desire to sell all of their shares of Kendle, the Founding Shareholders shall have the right (but shall not be obligated) to purchase from the Trustee and the Trustee shall be obligated to sell to the Founding Shareholders all of the Shares held by the Trustee. Such notice shall state the closing date for the purchase. The founding Shareholders may assign this right to the
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purchaser of such Shares. The price paid by the Founding Shareholders to the
Trustee for each Share purchased shall be equal to the average price per share received by the Founding Shareholders from the person purchasing such Common Stock but not less than "Fair Market Value" (as defined below.

      For purposes of this Agreement the "Fair Market Value" of the Shares on any day shall mean the average closing price of the Shares for the 30 consecutive trading days preceding such day on the principal national securities exchange or NASDAQ National Market System on which the Shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the reported closing bid and asked prices during the day period in the over-the-counter market as furnished by the National Quotation Bureau, Inc., or, if the Shares are not publicly traded, the "Appraised Market Value" (as defined below), provided, however, that the Fair Market Value for a Share sold pursuant to a public offering by Kendle shall be deemed to be the price received by Kendle for such share.

                  The "Appraised Market Value" shall mean the market value of the Shares as agreed by Trustee and the Founding Shareholders hereof, or if the Trustee and the Founding Shareholders cannot agree, as determined by a valuation by an investment banking company suitable to the Trustee and the Founding Shareholders. In the event the parties cannot agree on an investment banking company to perform the valuation described above, Kendle and the Founding Shareholders shall each select an investment banking company and the two investment banking companies so selected shall select a third investment banking company which shall determine the market value. The fees and expenses of the investment banking companies shall be borne by Kendle.

                  (ii) Loans to Kendle. The Trustee understands and agrees that Kendle may from time to time need loans to provide working capital for operations and to finance Kendle's continued growth. The Trustee agrees that, upon request by the Founding Shareholders, it will provide to Kendle loans as requested and determined by the Founding Shareholders. The terms of such loans shall be upon prevailing rates and terms for such type of transaction. In addition, the Founding Shareholders may request the Trustee to pledge the Shares held hereunder to secure any loans made to Kendle. The Founding Shareholders and the Trustee acknowledge that the Shares have been previously pledged to certain senior lenders under the credit facility of Kendle dated June 26, 1996. In the event of a foreclosure on the pledge, the Founding Shareholders will replace the Shares with cash, other property, Common Stock or other securities of Kendle. The value of such replacement property shall be the Fair Market Value of the Shares.

                  (iii) Additional Rights. The Trustee agrees, upon request from the Founding Shareholders, to either sell to Kendle or exchange with the Founding Shareholders or Kendle the Shares held by the Trustee hereunder. The consideration for such sale or exchange may be for cash, other property, Common Stock or other Kendle securities. The purchase price or exchange value shall be the Fair Market Value.
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            3.    PREEMPTIVE RIGHTS.

            (a) Preemptive Rights of Shareholders. If, at any time, Kendle proposes to issue (except in a transaction described in Section 3(b) below) any of its equity securities (including the Shares) or any securities convertible into or having the rights to purchase any equity securities (including the Shares) to any person or entity (which may include a Shareholder) (collectively, "Equity Securities") other than stock options issued to any Shareholder which are approved by all the disinterested members of the Board of Directors, then, in such event, Kendle shall first offer in writing to sell all such Equity Securities, on the same terms and conditions as proposed by Kendle to such person or entity, to the Shareholders. Each Shareholder shall then have the option to purchase its pro rata portion of the Equity Securities proposed to be issued (based on the number of Equity Securities owned by such Shareholder, on a fully diluted basis and assuming exercise of the Warrant, in relation to the total number of the Equity Securities then outstanding), at the price and upon the terms set forth in such writing. Such options shall be exercisable by written notice to Kendle for a period of fifteen (15) days from the date of such offer. A failure by a Shareholder to give written notice of the exercise within such fifteen (15) day period shall be deemed to be a rejection by such Shareholder of its option to purchase. To the extent that any of the Shareholders elect not to purchase the full amount of Equity Securities they are entitled to purchase pursuant to this Section 3(a), the other Shareholders' rights to purchase Equity Securities pursuant to this Section 3(a) shall be increased by their pro rata portion, up to the maximum quantity of each class of Equity Securities set forth in their respective notices to Kendle. The closing of the purchase of Equity Securities by the Shareholders shall take place within fifteen (15) days after the expiration of said fifteen (15) period. Kendle shall have sixty (60) days from the closing of the purchase of Equity Securities by the Shareholders to sell the unsold portion of the Equity Securities to other purchasers, but only upon terms and conditions that are in all material respects no more favorable to such purchasers or less favorable to Kendle than those set forth in the Equity Securities offering. In the event that the sale of the unsold portion of Equity Securities is not consummated within such sixty (60) day period, Kendle's right to sell such unsold Equity Securities shall be deemed to lapse, and any sale of Equity Securities without additional notice to the Shareholders as provided for in this Section 3(a) shall be deemed to be in violation of the provisions of this Agreement.

            (b) Excluded Transactions. The following transactions shall be excluded from the restrictions of this Section 3:

                  (i) Any issuance to a non-Shareholder employee of Kendle of stock options to purchase shares under a bona fide stock option plan or agreement approved by the disinterested members of the Kendle's Board of Directors;

                  (ii) An underwritten initial public offering of the Shares under the Securities Act of 1933, as amended; and

                  (iii) An issuance to a former stockholder of gmi (as defined in the Investment Agreement); provided that such issuance is made at "fair market value" and in compliance with the Investment Agreement.
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      4. ENDORSEMENT ON SHARE CERTIFICATES. Upon the execution of this
Agreement, the certificates of Common Stock subject to this Agreement and any other Shares of stock transferred or issued shall be endorsed as follows:

            "This Certificate is transferable only upon compliance with the provisions of the Amended and Restated Kendle Shareholder Agreement dated as of June 26, 1997, a copy of which is on file in the office of the Secretary of Kendle International Inc."

      5. TERMINATION OF AGREEMENT. This Agreement shall terminate upon the earlier of (a) the consummation of an initial public offering of any of its Shares, (b) the liquidation of the Company and (c) in accordance with Section 8 below.

      6. AGREEMENT BINDING. This Agreement shall inure to the benefit of and be binding upon the Shareholders and each of their heirs, successors and assigns. It shall also be binding upon any transferee and their heirs, successors and assigns of such transferee who has received any Shares.

      7. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties as to the subject matter herein contained, superseding any and all prior or contemporaneous oral and prior written agreements, understandings, letters of intent or commitment letters.


      8. AMENDMENT OR TERMINATION OF AGREEMENT. This Agreement may be amended or terminated by the consent of all of the Shareholders and Kendle.

      9. NOTICES. Whenever a notice is required to be given under this Agreement, such notice shall be given by registered or certified U.S. mail, postage prepaid, to the following addresses:

            If to Kendle:

                  Kendle International Inc.
                  700 Carew Tower
                  Fifth and Vine Streets
                  Cincinnati, Ohio  45202
                  Attention:  Mr. Timothy M. Mooney
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            If to a Founding Shareholder:

                  Dr. Candace Kendle Bryan
                  c/o Kendle International, Inc.
                  700 Carew Tower
                  Fifth and Vine Streets
                  Cincinnati, Ohio  45202

                  Mr. Christopher C. Bergen
                  c/o Kendle International, Inc.
                  700 Carew Tower
                  Fifth and Vine Streets
                  Cincinnati, Ohio  45202

            If to Trustee:

                  Mr. Timothy M. Mooney
                  Kendle International, Inc.
                  700 Carew Tower
                  Fifth and Vine Streets
                  Cincinnati, Ohio  45202

            If to Hazel Kendle:

                  Ms. Hazel Kendle
                  960 Tarragon Lane
                  Cincinnati, Ohio  45250

            If to NationsBank:

                  NationsBanc Investment Corporation
                  NationBank Corporate Center
                  100 North Tryon Street, 10th Floor
                  Charlotte, North Carolina  28255
                  Attention:  Mr. Walker L. Poole

            Such notice shall be effective when received.

      10. JURISDICTION. This Agreement is made pursuant to, and will be governed by and construed in accordance with, the laws of the State of Ohio applicable to contracts executed and to be performed wholly within such state. Each of the parties hereby (a) irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought exclusively in any federal or state court within the County of Hamilton, State of Ohio; (b) by execution and delivery of this Agreement, irrevocably submits to and accepts
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with respect to its properties and assets, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights it may have to object to such jurisdiction under the Constitution or laws of the State of Ohio or the Constitution of the United States or otherwise; and (c) irrevocably consents that service of process upon it in any such action or proceeding shall be valid and effective against it if made in the manner provided herein for delivery of notices hereunder.

      11. INVALIDITY. If any portion or portions of this Agreement shall be adjudged, declared, held, or ruled to be invalid for any reason, such invalidity shall not be deemed to impair the validity of any other provision of this Agreement.

      12. GENDER AND NUMBER REFERENCES. All references to any gender shall include all genders; all references to the singular shall include the plural; and all references to the plural shall include the singular, unless the context indicates otherwise.

      IN WITNESS WHEREOF, the Shareholders and Kendle have signed this Agreement as of the day and year first above written.

                              /s/    CANDANCE KENDLE BRYAN
                              ------------------------------------------
                              CANDACE KENDLE BRYAN


                              /s/   CHRISTOPHER C. BERGEN
                              ------------------------------------------
                              CHRISTOPHER C. BERGEN


                              /s/   HAZEL KENLDE
                              ------------------------------------------
                              HAZEL KENDLE


                              NATIONSBANC INVESTMENT CORPORATION


                              /s/   WALKER L. POOLE
                              ------------------------------------------
                              WALKER L. POOLE
                              Senior Vice President


                              KENDLE STOCK TRUST


                              /s/   TIMOTHY M. MOONEY
                              ------------------------------------------
                              TIMOTHY M. MOONEY, Trustee
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                              KENDLE INTERNATIONAL INC.


                              /s/   CANDANCE K. BRYAN
                              ------------------------------------------
                              CANDACE K. BRYAN, Chairman
                              and Chief Executive Officer.